Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK


INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of FEDERATED MASTER TRUST:


We consent to the use in Post-Effective Amendment Number 41 to Registration Statement No. 2-60117 of Federated Master Trust of our report dated January 10, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading `Financial Highlights''in such Prospectus.



By:Deloitte & Touche LLP
   Deloitte & Touche LLP

Pittsburgh, Pennsylvania
January 17, 1997